                                                                 EXHIBIT 10.23

                                                                EXECUTION COPY
                                                                --------------



                    AGREEMENT AND PLAN OF REORGANIZATION

                                    AMONG

                              LEXAR MEDIA, INC.

                                     AND

                              THE STOCKHOLDERS

                                     OF

                             PRINTROOM.COM, INC.




                              January 21, 2000

                               TABLE OF CONTENTS

1.       Definitions..........................................................................................   1
2.       Purchase and Sale of Target Shares...................................................................   5
         (a)      Basic Transaction...........................................................................   5
         (b)      Purchase Price..............................................................................   5
         (c)      Closing.....................................................................................   6
         (d)      Deliveries at the Closing...................................................................   6
3.       Representations and Warranties Concerning the Transaction............................................   6
         (a)      Representations and Warranties of the Sellers...............................................   6
         (b)      Representations and Warranties of the Buyer.................................................   7
4.       Representations and Warranties Concerning the Target.................................................   8
         (a)      Organization, Qualification, and Corporate Power............................................   8
         (b)      Capitalization..............................................................................   8
         (c)      Noncontravention............................................................................   9
         (d)      Brokers' Fees...............................................................................   9
         (e)      Title to Assets.............................................................................   9
         (f)      Subsidiaries................................................................................   9
         (g)      Financial Statements........................................................................  10
         (h)      Events Subsequent to Most Recent Fiscal Year End............................................  10
         (i)      Undisclosed Liabilities.....................................................................  11
         (j)      Legal Compliance............................................................................  11
         (k)      Tax Matters.................................................................................  11
         (l)      Real Property...............................................................................  12
         (m)      Intellectual Property.......................................................................  12
         (n)      Tangible Assets.............................................................................  16
         (o)      Inventory...................................................................................  17
         (p)      Contracts...................................................................................  17
         (q)      Notes and Accounts Receivable...............................................................  18
         (r)      Powers of Attorney..........................................................................  18
         (s)      Insurance...................................................................................  18
         (t)      Litigation..................................................................................  18
         (u)      Employees...................................................................................  19
         (v)      Employee Benefits...........................................................................  19
         (w)      Guaranties..................................................................................  19
         (x)      Environmental, Health, and Safety Matters...................................................  19
         (y)      Certain Business Relationships with the Target..............................................  20
         (z)      Consents....................................................................................  20
         (aa)     Disclosure..................................................................................  20
         5.       Post-Closing Covenants......................................................................  20
         (a)      General.....................................................................................  20
         (b)      Litigation Support..........................................................................  20

         (c)      Transition..................................................................................  21
         (d)      Confidentiality.............................................................................  21
         (e)      Buyer Stock.................................................................................  21
6.       Conditions to Obligation to Close....................................................................  22
         (a)      Conditions to Obligation of the Buyer.......................................................  22
         (b)      Conditions to Obligation of the Sellers.....................................................  23
7.       Remedies for Breaches of this Agreement..............................................................  24
         (a)      Survival of Representations and Warranties..................................................  24
         (b)      Indemnification Provisions for Benefit of the Buyer.........................................  24
         (c)      Matters Involving Third Parties.............................................................  25
         (e)      Determination of Adverse Consequences.......................................................  26
         (f)      Exclusive Remedy............................................................................  26
8.       Piggyback Registration Rights........................................................................  27
9.       Termination of Agreement.............................................................................  27
10.       Miscellaneous.......................................................................................  27
         (a)      Nature of Certain Obligations...............................................................  27
         (b)      Press Releases and Public Announcements.....................................................  28
         (c)      No Third-Party Beneficiaries................................................................  28
         (d)      Entire Agreement............................................................................  28
         (e)      Succession and Assignment...................................................................  28
         (f)      Counterparts................................................................................  28
         (g)      Headings....................................................................................  28
         (h)      Notices.....................................................................................  28
         (i)      Governing Law...............................................................................  29
         (j)      Amendments and Waivers......................................................................  29
         (k)      Severability................................................................................  29
         (l)      Expenses....................................................................................  30
         (m)      Construction................................................................................  30
         (n)      Incorporation of Exhibits, Annexes, and Schedules...........................................  30
         (o)      Specific Performance........................................................................  30
         (p)      Submission to Jurisdiction..................................................................  30

Exhibit A--Historical Financial Statements
Exhibit B--Form of Escrow Agreement
Exhibit C--Form of Employment Agreements
Exhibit D--Form of Noncompetition Agreements
Exhibit E--Form of Amended and Restated Stock Purchase Agreements
Annex I--Exceptions to Representations and Warranties of Sellers Concerning the Transaction
Annex II--Exceptions to Representations and Warranties of Buyer Concerning the Transaction
Disclosure Schedule--Exceptions to Representations and Warranties Concerning the Target

                     AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT entered into on January 21, 2000, by and among Lexar Media, Inc., a California corporation (the "Buyer"), and Mike Kapul, Mike Shapiro,
                                     -----
JoAnne Hu, Andre Shakhnovich, Yuri Agroskin, Robert Cochran, Igor Khurgin, Elina Khurgin, Dan Agroskin, Moti Klots, Sopha Agroskin, Paul Breytman and Irene Breytman (collectively the "Sellers"). The Buyer and the Sellers are referred to
                            -------
collectively herein as the "Parties."
                            -------

         The Sellers in the aggregate own all of the outstanding capital stock of Printroom.com, Inc., a California corporation (the "Target") .
                                                       ------

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the issued and outstanding capital stock of the Target in return for the consideration set forth in Section 2 hereof.

         The Parties hereto intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.    Definitions.
               -----------

         "Accredited Investor" has the meaning set forth in Regulation D
          -------------------
promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings,
          --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
          ---------
promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of
          ----------------
Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Basis" means any past or present fact, situation, circumstance,
          -----
status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.
          -----

         "Buyer Stock" means the common stock, no par value, of Buyer.
          -----------

         "Closing" has the meaning set forth in Section 2(c) below.
          -------

         "Closing Date" has the meaning set forth in Section 2(c) below.
          ------------

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Confidential Information" means any information concerning the
          ------------------------
businesses and affairs of the Target other than information that is already generally available to the public or becomes publicly available through no fault of the Sellers or Target.

         "Copyrights" means all copyrights, copyrights registrations and
          ----------
applications therefor and all other rights corresponding thereto throughout the world.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.
          -------------------

         "Employee Benefit Plan" means any (a) non-qualified deferred
         ----------------------
compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, including any Multiemployer Plan, or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
          -----------------------------
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
          -----------------------------
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all
          ----------------------------------------------
federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended.

         "Escrow Agent" shall mean Norwest Bank Minnesota, National Association
          ------------
or, if it is not willing or able to act in such capacity, such other institution as the parties may agree to.

         "Escrow Agreement" shall mean the Escrow Agreement, dated as of the
          ----------------
Closing Date, by and among the Sellers, Buyer and Escrow Agent, in the form attached hereto as Exhibit B.

         "Escrow Shares" has the meaning set forth in Section 2(b).
          -------------

         "Financial Statements" has the meaning set forth in Section 4(g) below.
          --------------------

         "GAAP" means generally accepted accounting principles as in effect from
          ----
time to time in the United States.

         "Indemnified Party" has the meaning set forth in Section 7(c) below.
          -----------------

         "Indemnifying Party" has the meaning set forth in Section 7(c) below.
          ------------------

         "Intellectual Property Rights" shall mean any or all of the following
          ----------------------------
and all rights in, arising out of, or associated therewith: (A) Patents; (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) Copyrights; (D) Maskworks; (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) Trademarks; and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

         "Knowledge" means actual knowledge after reasonable investigation.
          ---------

         "Liability" means any liability, whether known or unknown, whether
          ---------
asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, and whether or not required to be reflected in financial statements in accordance with GAAP, including any liability for Taxes.

         "Maskworks" means all mask works, mask work registrations and
          ---------
applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology.

         "Most Recent Balance Sheet" means the balance sheet contained within
          -------------------------
the Financial Statements.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).
          ------------------

         "Ordinary Course of Business" means the ordinary course of business
          ---------------------------
consistent with past custom and practice, including with respect to quantity and frequency.

         "Party" has the meaning set forth in the preface above.
          -----

         "Patents" means all United States and foreign patents and utility
          -------
models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures.

         "Person" means an individual, a partnership, a corporation, an
          ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity, or any department, agency, or political subdivision thereof.

         "Purchase Price" has the meaning set forth in Section 2(b) below.
          --------------

         "Requisite Sellers" means Sellers holding a majority in interest of the
          -----------------
Target Shares as set forth in Section 4(b) of the Disclosure Schedule.

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as
          -----------------------
amended.

         "Security Interest" means any mortgage, pledge, lien, attachment,
          -----------------
encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.
          ------

         "Stockholders Representative" means the Representative as defined in
          ---------------------------
the Escrow Agreement.

         "Target" has the meaning set forth in the preface above.
          ------

         "Target Intellectual Property" shall mean any Technology and
          ----------------------------
Intellectual Property Rights including the Target Registered Intellectual Property Rights that are owned, in whole or in part, by or exclusively licensed to Target.

         "Target Registered Intellectual Property Rights" shall mean all United
          ----------------------------------------------
States, international and foreign (A) Patents; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) registrations for Copyrights and applications to register Copyrights; (D) registrations for Mask Work and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time, of Target.

         "Target Share" means any share of the common stock, no par value per
          ------------
share, of the Target.

         "Tax" means any federal, state, local, or foreign income, gross
          ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, including taxes under Code Section 59A, customs duties, capital stock, franchise, profits, withholding, social security or similar, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund,
          ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


         "Technology" shall mean any or all of the following: (A) works of
          ----------
authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions, whether or not patentable, improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

         "Third Party Claim" has the meaning set forth in Section 7(c) below.
          -----------------

         "Trademarks" means all trade names, logos, common law trademarks and
          ----------
service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world.

         2.    Purchase and Sale of Target Shares.
               ----------------------------------

               (a)  Basic Transaction. On and subject to the terms and
                    -----------------
conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or its Target Shares for the consideration specified below in this Section 2.

               (b)  Purchase Price. The Buyer agrees to pay to the Sellers at
                    --------------
the Closing an aggregate of Four Hundred Seventy Five Thousand (475,000) shares of Buyer Stock (the "Purchase Price") by delivery (i) to the Sellers of Four
                     --------------
Hundred Twenty Seven Thousand Five Hundred (427,500) shares of Buyer Stock and
(ii) to the Escrow Agent of Forty Seven Thousand Five Hundred (47,500) shares of Buyer Stock (the "Escrow Shares"), in accordance with the instructions of the Escrow Agent provided to the Buyer, to be held in escrow pursuant to the terms of the Escrow Agreement as collateral for the indemnification obligations of the Sellers hereunder. The Purchase Price shall be allocated among the Sellers in proportion to their respective holdings of Target Shares as set forth in Section 4(b) of the Disclosure Schedule. The Sellers hereby acknowledge and agree that the Escrow Shares shall consist solely of shares of Buyer Stock that are vested shares in accordance with the Restricted Stock Purchase Agreements, each as amended on the date hereof in accordance with Section 6(a)(vii).

               (c)  Closing. The closing of the transactions contemplated by
                    -------
this Agreement (the "Closing") shall take place at the offices of Fenwick & West
                     -------
LLP in Palo Alto, California, commencing at 10:00 a.m. local time on the date of this Agreement (the "Closing Date").
                     ------------

               (d)  Deliveries at the Closing. At the Closing, (i) the Sellers
                    -------------------------
will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or her Target Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer and Sellers will execute the Escrow Agreement and (v) the Buyer will deliver to each of the Sellers and to the Escrow Agent the consideration specified in Section 2(b) above.

        (3)    Representations and Warranties Concerning the Transaction.
               ---------------------------------------------------------

        (a)    Representations and Warranties of the Sellers. Each of the
               ---------------------------------------------
Sellers represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement, with respect to himself or herself, except as set forth in Annex I attached hereto.

               (i)   Authorization of Transaction. The Seller has full power
                     ----------------------------
         and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (ii)  Noncontravention. Neither the execution and the delivery
                     ----------------
         of this Agreement and the Escrow Agreement, nor the consummation of the transactions contemplated hereby and thereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Seller is subject.

               (iii) Brokers' Fees. The Seller has no Liability or obligation
                     -------------
         to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

               (iv)  Investment. The Seller (A) understands that the Buyer
                     ----------
         Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Stock solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Stock, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock.

               (v)   Target Shares. The Seller holds of record and owns
                     -------------
         beneficially the number of Target Shares set forth next to his or her name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target, other than this Agreement. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

         (b)   Representations and Warranties of the Buyer. The Buyer
               -------------------------------------------
represents and warrants to the Sellers that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement, except as set forth in Annex II attached hereto.

               (i)   Organization and Capitalization of the Buyer. The Buyer is
                     --------------------------------------------
         a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. As of December 31, 1999, the authorized capital stock of Buyer consisted of: (i) 75,000,000 shares of common stock, no par value ("Lexar California Common Stock"), of which 12,579,322 shares were issued and outstanding and (ii) 38,705,827 shares of preferred stock, no par value, of which 36,035,909 shares were issued and outstanding, consisting of 3,000,000 shares of Series A Preferred Stock, 3,000,048 shares of Series B Preferred Stock, 11,543,750 shares of Series C Preferred Stock, 6,943,618 shares of Series D Preferred Stock and 12,170,932 shares of Series E Preferred Stock.

               (ii)  Authorization of Transaction. The Buyer has full power
                     ----------------------------
         and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than filings as may be required by applicable securities laws, which will be made within the time prescribed by such law.

               (iii) Noncontravention. Neither the execution and the delivery
                     ----------------
         of this Agreement and the Escrow Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

               (iv)  Brokers' Fees. The Buyer has no Liability or obligation
                     -------------
         to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

               (v)   Investment. The Buyer is not acquiring the Target Shares
                     ----------
         with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         4.    Representations and Warranties Concerning the Target. The
               ----------------------------------------------------
Sellers represent and warrant to the Buyer that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule").
                                                   -------------------
Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing, or inclusion of a copy, of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein, unless the representation or warranty has to do with the existence of the document or other item itself. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

               (a)  Organization, Qualification, and Corporate Power. The
                    ------------------------------------------------
Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, results of operations or sales prospects of the Target. The Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it and to perform its obligations under any contracts by which it is bound. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Target. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of the Target as amended to date. The minute books, containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

               (b)   Capitalization. The entire authorized capital stock of the
                     --------------
Target consists of 10,000,000 Target Shares, of which 4,483,875 Target Shares are issued and outstanding and none of which Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers in the amounts as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, equity securities, purchase rights, subscription rights, conversion rights, exchange rights, put or repurchase rights or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock or require Target to repurchase, redeem or otherwise acquire any Target Shares or similar equity securities of Target. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

               (c)  Noncontravention. Neither the execution and the delivery
                    ----------------
of this Agreement and the Escrow Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets. The Target is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (d)  Brokers' Fees.  The Target does not have any Liability or
                    --------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (e)  Title to Assets. The Target has good and marketable title
                    ---------------
to, or a valid leasehold interest in, the properties and assets used by it, wherever located, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, charges, easements, covenants or other restrictions, except for installments of special assessments not yet delinquent and recorded easements, covenants or other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto, and except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

               (f)  Subsidiaries. The Target does not have any subsidiaries or
                    ------------
affiliated companies and does not otherwise own, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in, or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

               (g)  Financial Statements. Attached hereto as Exhibit A are the
                    --------------------                     ---------
unaudited balance sheet as of December 31, 1999 and the unaudited statements of income, changes in stockholders' equity and cash flow as of and for the period beginning on April 1, 1999 to and ending on December 31, 1999 for the Target (collectively, the "Financial Statements"). The Financial Statements, including
                    --------------------
the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, present fairly the financial condition of the Target as of such date and the results of operations of the Target for such period, are correct and complete, and are consistent with the books and records of the Target, which books and records are correct and complete.

               (h)  Events Subsequent to Most Recent Fiscal Year End. Since
                    ------------------------------------------------
December 31, 1999, there has not been any material adverse change in the business, financial condition, operations, or results of operations of the Target. Without limiting the generality of the foregoing, since that date:

                    (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                    (ii) the Target has not made any capital expenditure or series of related capital expenditures either involving more than $5,000 individually or $10,000 in the aggregate, or outside the Ordinary Course of Business;

                    (iii) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person, or series of related capital investments, loans, and acquisitions, either involving more than $5,000 or outside the Ordinary Course of Business;

                    (iv) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000 singly or $5,000 in the aggregate;

                    (v) the Target has not canceled, compromised, waived, or released any right or claim or series of related rights and claims either involving more than $1,000 or outside the Ordinary Course of Business;

                    (vi) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain, including upon conversion, exchange, or exercise, any of its capital stock;

                    (vii) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stocks whether in cash or in kind, or redeemed, purchased or otherwise acquired any of its capital stock;

                    (viii)the Target has not experienced any damage, destruction, or loss, whether or not covered by insurance, to its property;

               (ix) the Target has not granted any increase in the base compensation of any of its directors or officers or any of its employees outside the Ordinary Course of Business;

               (x) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees, or taken any such action with respect to any other Employee Benefit Plan;

               (xi) the Target has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

               (xii) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xiii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target; and

               (xiv)   the Target has not committed to any of the foregoing.

          (i)  Undisclosed Liabilities. The Target does not have any Liability,
               ------------------------
and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Balance Sheet in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, product liability, infringement, or violation of law.

          (j)  Legal Compliance. The Target and its Affiliates have complied
               -----------------
with all applicable laws, including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, of federal, state, local, and foreign governments and all agencies thereof, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (k)  Tax Matters.
               ------------

               (i) Except as set forth in Section 4(k) of the Disclosure Schedule, (A) all Tax Returns of, relating to or which include the Target which are required to have been filed have been filed on a timely basis with the appropriate authorities and all such Tax Returns are true, correct and complete in all respects, (B) all Taxes required to have been paid by the Target have been paid in full on a timely basis to the appropriate authorities, and (C) all Taxes or other amounts required to have been collected or withheld by the Target have been timely and properly collected or withheld.

               (ii) Except as set forth in Section 4(k) of the Disclosure Schedule, (A) no Taxing authority has asserted in writing any adjustment, deficiency, or assessment that could result in additional Taxes for which the Target is or may be liable, (B) there is no pending audit, examination, investigation, dispute, proceeding or claim for which the Target has received notice relating to any Taxes for which the Target is or may be liable, (C) no statute of limitations with respect to any Taxes for which the Target is or may be liable has been waived or extended, (D) the due date of any Tax Returns that the Target is required to file has not been extended, and (E) the Target is not and has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

               (iii) The Target is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would be non-deductible by reason of Section 162, 280G or 404 of the Code. The Target has not made an election under Section 341(f) of the Code.

               (iv) The Target is not and has never been a member of an Affiliated Group filing a consolidated federal income Tax Return or a consolidated, combined or unitary state or local income Tax return.

               (v)  The Target has previously furnished Buyer with copies of all
     (A) Tax examinations, (B) extensions of statutory limitations, (C) federal, state and local income Tax Returns and franchise Tax Returns of the Target and (D) correspondence between the Target and all Taxing authorities.

               (vi) The unpaid Taxes of the Target did not, as of the Most Recent Balance Sheet, exceed the reserve for Tax Liability, rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income.

          (l)  Real Property. Target does not own any real property. Section
               --------------
4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Target, including the term thereof and a description of any available renewal periods, rental payment terms, owner of the property subject to such lease, the identity of any of the primary lessors from whom the property may be sublet and a description of each such arrangement, if any, and whether any consents are required under such lease in connection with the transactions contemplated by this Agreement.

          (m)  Intellectual Property.
               ----------------------

               (i) Schedule 4(m)(i) of the Disclosure Schedule lists all Target Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by and lists any proceedings or actions before any court, tribunal, including the United States Patent and Trademark Office or equivalent authority anywhere in the world, related to any of the Target Registered Intellectual Property Rights or Target Intellectual Property.

               (ii)   Each item of Target Registered Intellectual
     Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Target Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Target Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Target Registered Intellectual Property Rights. Except as set forth on
     Section 4(m)(ii) of the Disclosure Schedule, there are no actions that must be taken by Target within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to United States Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Target Registered Intellectual Property Rights. In each case in which the Target has acquired all rights, title and interest in, as opposed to the right to use, any Technology or Intellectual Property Right from any person, Target has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights to Target. Except as set forth on Section 4(m)(ii) of the Disclosure Schedule, Target has not claimed a particular status in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

               (iii) None of the Sellers and the directors and officers of the Target has any Knowledge of any facts or circumstances that would render any Target Intellectual Property invalid or unenforceable. Except as set forth on Section 4(m)(iii) of the Disclosure Schedule, without limiting the foregoing, none of the Sellers and the directors and officers of the Target has any Knowledge of any information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Target Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Target Registered Intellectual Property Right and the Target has not misrepresented or failed to disclose, and none of the Sellers and the directors and officers of the Target has any Knowledge of any misrepresentation or failure to disclose by Target of, any fact or circumstances in any application for any Target Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Target Registered Intellectual Property Right.

               (iv) Each item of Target Intellectual Property is free and clear of any Security Interests except for non-exclusive licenses granted to end-user customers in the Ordinary Course of Business. Target is the exclusive owner or exclusive licensee of all Target Intellectual Property. Without limiting the foregoing (a) Target is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of Target, including the sale, licensing, distribution or provision of any products or services by

     Target and (b) Target owns exclusively, and has good title to, all Copyrights that are products of Target or which Target otherwise purports to own.

               (v) Except as set forth on Section 4(m)(v) of the Disclosure Schedule, all Intellectual Property of Target will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any third party, other than royalties and fees payable in the Ordinary Course of Business by Target prior to the date hereof.

               (vi) To the extent that any Technology of Target has been developed or created by a third party for Target, Target has a written agreement with such third party with respect thereto and Target thereby either (a) has obtained ownership of, and is the exclusive owner of, or (b) has obtained a license, sufficient for the conduct of its business as currently conducted and as proposed to be conducted, to all such Intellectual Property Rights of the third party in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

               (vii) Except as set forth on Section 4(m)(vii) of the Disclosure Schedule and with the exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of the business of Target as presently conducted or currently contemplated to be conducted by Target was written and created solely by either (a) employees of Target acting within the scope of their employment or (b) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Target, and no third party owns or has any rights to any of the Target Intellectual Property.

               (viii) All current and former software development personnel of Target and current and former consultants and contractors engaged in software development for Target have entered into a valid and binding written proprietary information, confidentiality and assignment agreement with Target sufficient to vest title in Target of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with Target.

               (ix) Except as set forth on Section 4(m)(ix) of the Disclosure Schedule, no person who has licensed Technology or Intellectual Property Rights to Target has ownership rights or license rights to improvements made by Target in such Technology or Intellectual Property Rights.

               (x) Target has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Target Intellectual Property, to any other person.

               (xi) Section 4(m)(xi) of the Disclosure Schedule lists all contracts, licenses and agreements to which Target is a party with respect to any Technology or Intellectual

     Property Rights. Target is not in breach of nor has Target failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Knowledge of the Sellers and the directors and officers of the Target, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

               (xii) Section 4(m)(xii) of the Disclosure Schedule lists all material contracts, licenses and agreements between Target and any other person wherein or whereby Target has agreed to or assumed any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Target or such other person of the Intellectual Property Rights of any person other than Target.

               (xiii) To the Knowledge of the Sellers and the directors and officers of the Target, there are no contracts, licenses or agreements between Target and any other person with respect to Target Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Target thereunder.

               (xiv) To the Knowledge of the Sellers and the directors and officers of the Target, the operation of the business of the Target as it currently is conducted or is contemplated to be conducted by Target, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services, including products, technology or services currently under development, of Target does not and will not and will not when conducted by Buyer in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Rights of any person, violate any right of any person, including any right to privacy or publicity, or constitute unfair competition or trade practices under the laws of any jurisdiction, and Target has not received notice from any person claiming that such operation or any act, product, technology or service, including products, technology or services currently under development, of Target infringes or misappropriates any Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction, nor do the Sellers and the directors and officers of the Target have any Knowledge of any Basis therefore. To the Knowledge of any of the Sellers and the directors and officers of the Target, no person is infringing or misappropriating any Target Intellectual Property Right.

               (xv) No Intellectual Property or service of Target is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Target or may affect the validity, use or enforceability of such Intellectual Property.

               (xvi) No (i) product, technology, service or publication of Target, (ii) material published or distributed by Target or (iii) conduct or statement of Target constitutes obscene material, a defamatory statement or material, false advertising or, to the

     Knowledge of any of the Sellers and the directors and officers of the Target, otherwise violates in any material respect any law or regulation.

               (xvii) Except as set forth on Section 4(m)(xvii) of the Disclosure Schedule, the Intellectual Property of Target constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of Target as it currently is conducted, and, to the Knowledge of any of the Sellers and the directors and officers of the Target, as it is currently planned or contemplated to be conducted by Target, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services, including products, technology or services currently under development.

               (xviii) Except to the extent resulting from the continuation of contracts and licenses of target following the Closing on the terms applicable prior to the Closing, neither this Agreement nor the transactions contemplated by this Agreement will result in (a) either the granting by Buyer to any third party of any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, by Buyer, (ii) Buyer being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Buyer or Target, respectively, prior to the Closing.

               (xvix) The products and services of Target shall not fail to perform any function specified in the product specifications therefor, or otherwise be adversely affected in any material respect, solely as a result of the date change from December 31, 1999 to January 1, 2000, including without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. In addition, to the Knowledge of any of the Sellers and the directors and officers of the Target, all of the products and services upon which Target is materially reliant, either individually or in the aggregate, including, without limitation, information technology systems such as financial and order entry systems, non-information technology systems such as phones and facilities, third party licensed software and the products and services of the customers, vendors and suppliers of Target are designed to be used prior to, during, and after the year ending December 31, 2000, and such products and services will operate during each such time period without error relating to date data, including without limitation any error relating to, or the product of, date data that represents or references different centuries or more than one century.

          (n)  Tangible Assets. The Target owns or leases all buildings,
               ----------------
machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from patent and latent defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair, subject to normal wear and tear, and is suitable for the purposes for which it presently is used and presently is proposed to be used.

          (o)  Inventory. The inventory of the Target consists solely of
               ----------
finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet.

          (p)  Contracts.  Section 4(p) of the Disclosure  Schedule lists the
               ----------
following  contracts and other  agreements to which the Target is a party:

               (i) any agreement or group of related agreements for the lease of personal or real property to or from any Person providing for lease payments in excess of $5,000 per annum;

               (ii) any agreement or group of related agreements for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Target, or involve consideration in excess of $5,000;

               (iii)  any agreement concerning a partnership or joint venture;

               (iv) any agreement or group of related agreements under which Target has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any agreement with any of the Sellers and their Affiliates, other than the Target;

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii) any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $5,000 or providing severance benefits;

               (x) any agreement under which Target has advanced or loaned any amount to any of its directors, officers or to any of its employees outside the Ordinary Course of Business;

               (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target; or

               (xii) any other agreement or group of related agreements the performance of which involves consideration in excess of $5,000.

The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule, as amended to date, and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (q)  Notes and Accounts Receivable. All notes and accounts receivable
               ------------------------------
of the Target are reflected properly on their books and records, are valid receivables subject to no set offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet.

          (r)  Powers of Attorney. There are no outstanding powers of attorney
               -------------------
 executed on behalf of the Target.

          (s)  Insurance. Section 4(s) of the Disclosure Schedule sets forth
               ----------
each insurance policy, including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements, to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time. With respect to each such insurance policy:
(A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor any other party to the policy is in breach or default, including with respect to the payment of premiums or the giving of notices, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Target is and has been covered by insurance during its existence in scope and amount customary and reasonable for the businesses in which it has engaged. Section 4(s) of the Disclosure Schedule also describes any self-insurance arrangements affecting the Target.

          (t)  Litigation. Section 4(t) of the Disclosure Schedule sets forth
               -----------
each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. None of the Sellers and the directors and officers of the Target has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

          (u)  Employees. To the Knowledge of any of the Sellers and the
               ----------
directors and officers of the Target, no executive, key employee or group of employees has any plans to terminate employment with the Target. The Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Target has not committed any unfair labor practice. None of the Sellers and the directors and officers of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

          (v)  Employee Benefits. Section 4(v) of the Disclosure Schedule lists
               ------------------
each Employee Benefit Plan that the Target maintains or to which the Target contributes or with respect to which the Target has any actual or contingent liability. No circumstance exists and no event, including any action or the failure to do any act, has occurred with respect to any Employee Benefit Plan maintained or formerly maintained or contributed to by the Target, or to which Target is or has been required to contribute, that could subject Buyer to any Liability that could reasonably be expected to have a material adverse effect on its business, financial condition, results of operations or assets, including subjecting the assets of the business of Target to any Security Interest, under ERISA or the Code, nor will the transactions contemplated by this Agreement give rise to any such Liability or Security Interest. Target has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, and, if applicable, the most recent determination letter received from the Internal Revenue Service which addresses the Tax Reform Act of 1986, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan. Target does not contribute to, has never contributed to, has never been required to contribute to, and does not have any Liability with respect to, any plan subject to Title IV of ERISA.

          (w)  Guaranties.  The Target is not a guarantor or otherwise liable
               -----------
for any Liability or obligation, including indebtedness, of any other Person.

          (x)  Environmental, Health, and Safety Matters. Target is and has at
               ------------------------------------------
all times been in compliance in all material respects with all Environmental, Health and Safety Requirements. There is no suit, claim, action or proceeding pending or threatened against Target or any Basis therefore, in respect of (i) noncompliance by Target with any such Environmental, Health and Safety Requirements, (ii) personal injury, wrongful death, other tortious conduct, or relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of Target containing or incorporating any hazardous or toxic materials, commodities or substances, or (iii) the presence or release or threatened release into the environment of any pollutant, contaminant or toxic or hazardous material, substance or waste, whether solid, liquid or gas (each a "Hazardous Substance"), whether generated by Target or located at or about a
 -------------------
site leased or otherwise used by Target or heretofore owned, leased or otherwise used by Target or any predecessor entity. There have been no Hazardous Substances generated by Target that have been disposed of or come to rest at any site that has been included in any published United States federal, state or local "superfund" site list or any other list of hazardous or toxic waste sites published by any governmental authority in the United States. There are and have been no underground storage tanks located on, no polychlorinated biphenyls or polychlorinated biphenyls-containing equipment used or stored on, and no hazardous waste, as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site operated by Target. There have been no releases or threatened releases of Hazardous Substances on, upon, onto or from any site owned, leased or otherwise used by Target or heretofore owned, leased or otherwise used by Target or any predecessor entity.

          (y)  Certain Business Relationships with the Target. None of the
               -----------------------------------------------
Sellers and their Affiliates has been involved in any business arrangement or relationship with the Target within the past twelve months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of Target. Target has not made any loan to, or entered into any other transaction with, any of its officers, directors or employees.

          (z)  Consents. Section 4(z) of the Disclosure Schedule sets forth a
               ---------
true, correct and complete list of the identities of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          (aa) Disclosure. The representations and warranties contained in this
               -----------
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5.   Post-Closing Covenants. The Parties agree as follows with respect to
          -----------------------
the period following the Closing.

          (a)  General. In case at any time after the Closing any further
               --------
action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action, including the execution and delivery of such further instruments and documents, as any other Party reasonably may request, all at the sole cost and expense of the requesting Party, unless the requesting Party is entitled to indemnification therefor under Section 7 below. The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, including Tax records, agreements, and financial data of any sort relating to the Target.

          (b)  Litigation Support. In the event and for so long as any Party
               -------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, eve nt, incident, action, failure to act or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with him or her and his or her counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party, unless the contesting or defending Party is entitled to indemnification therefor under Section 7 below.

          (c)  Transition. None of the Sellers will take any action that is
               -----------
designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of the Target to the Buyer from and after the Closing.

          (d)  Confidentiality. Each of the Sellers will treat and hold as such
               ----------------
all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement or their employment with Target or Buyer following the Closing, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments and all copies of the Confidential Information which are in his or her possession. In the event that any of the Sellers is requested or required, by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process, to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or her reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

          (e)  Buyer Stock.  Each  certificate  of the Buyer Stock will be
               ------------
imprinted with a legend substantially in the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws."

Each holder desiring to transfer any share of the Buyer Stock must furnish the Buyer with (i) an opinion of counsel addressed to the Buyer, in form and substance reasonably acceptable to the Buyer, to the effect that the proposed transfer may be effected without registration under the Securities Act and (ii) the written agreement of the proposed transferee to be bound by transfer restrictions of this Agreement. Each certificate representing Buyer Stock issued upon or in connection with such transfer shall bear the restrictive legend set forth above, in each case unless the opinion delivered pursuant to this section shall state that such restrictions are no longer required in order to assure compliance with the Securities Act. Whenever any of such restrictions shall terminate as to any share of Buyer Stock, the holder thereof shall be entitled to have a new certificate issued with the legends removed and the restrictions on transfer in this section shall no longer apply.

         6.    Conditions to Obligation to Close.

               (a)    Conditions to Obligation of the Buyer.  The obligation of
                      --------------------------------------
the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i)   the representations and warranties set forth in
         Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                      (ii) the Sellers shall have performed and complied with all of their covenants, agreements and obligations hereunder in all material respects through the Closing;

                      (iii) the Target shall have procured all of the third party consents specified in Section 4(z) and received all authorizations, consents and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii) and Section 4(c) above;



                      (iv) the Buyer shall have received all consents necessary to make its representations and warranties in Section 3(b)(iii) hereof true and complete;

                      (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target, or (D) affect adversely the right of the Target to own its assets and to operate its businesses and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

                      (v) the Target shall have provided evidence to Buyer of the conversion of the Convertible Promissory Notes issued to Sopha Agroskin, Yuri Agroskin and Paul and Irene Breytman into Target Shares;

                      (vi) the relevant parties shall have entered into the Escrow Agreement in form and substance as set forth in Exhibit B
                                                                ---------
         attached hereto, the Employment Agreements in form and substance as set forth in Exhibit C attached hereto and the Noncompetition Agreements
                  ---------
         in form and substance as set forth in Exhibit D hereto, and the same
                                               ---------
         shall be in full force and effect;

                      (vii)  the Target, Buyer and the relevant shareholders
         of Target shall have entered into Amendment Number 1 to the Restricted Stock Purchase Agreements in form and substance as set forth in Exhibit
                                                                         -------
         E hereto;
         -
                      (viii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing; and

                      (ix) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

               (b)    Conditions to Obligation of the Sellers. The obligation of
                      ----------------------------------------
the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                      (i)   the representations and warranties set forth in
         Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                      (ii) the Buyer shall have performed and complied with all of its covenants, agreements and obligations hereunder in all material respects through the Closing;

                      (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

                      (iv) the Parties and the Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

                      (v) the relevant parties shall have entered into the Escrow Agreement in form and substance as set forth in Exhibit B
                                                                ---------
         attached hereto and the Employment Agreements in form and substance as set forth in Exhibit C attached hereto, and the same shall be in full
                      ---------
         force and effect;

                      (vi) the Buyer shall have granted to Mike Kapul, Mark Shapiro, JoAnne Hu and Andre Shakhnovich stock options to purchase 85,000, 85,000, 45,000 and 15,000 shares of Buyer Stock (the "Stock Options"), such Stock Options to be granted
                              -------------
         under and vest in accordance with the 1996 Stock Option/Stock Issuance Plan of Buyer; and

                      (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Requisite Sellers.

         7.    Remedies for Breaches of this Agreement.
               ---------------------------------------

               (a)  Survival of Representations and Warranties. All of the
                    ------------------------------------------
representations and warranties of the Sellers contained in Section 4(a), Sections 4(c)-4(j) and Sections 4(l)-(aa) above shall survive the Closing hereunder, even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, and continue in full force and effect until April 1, 2001. All of the other representations and warranties of Sellers contained in this Agreement, including the representations and warranties contained in Section 4(b) and Section 4(k) above, shall survive the Closing, even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing and continue in full force and effect forever thereafter, subject to any applicable statutes of limitations. None of the representations and warranties of Buyer contained in this Agreement shall survive the Closing hereunder.

               (b)  Indemnification Provisions for Benefit of the Buyer.
                    ----------------------------------------------------

                    (i)  Except for the representations and warranties in
         Section 3(a), Section 4(b) and Section 4(k) above, in the event the Sellers breach any of their representations and warranties (in each case as such representations and warranties would read if all qualifications as to materiality and Knowledge were deleted therefrom) and covenants contained herein, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within such survival period, then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification, including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period, resulting from, arising out of, relating to, in the nature of, or caused by such breach; provided, however, that the
                                              --------  -------
         Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by such breach of any representation, warranty or covenant of the Sellers contained in
         Section 4(a), Sections 4(c)-4(j) and Sections 4(l)-(aa) above until the Buyer has suffered Adverse Consequences by reason of all such breaches or alleged breaches in excess of $25,000, at which point the Sellers will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar, up to an aggregate liability equal to the Escrow Shares (the "Indemnity Maximum")

                    (ii) In the event of any breach of the representations and warranties in Section 4(b) and Section 4(k) above or with respect to any representation and warranty which is fraudulently made, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(h) below within such survival period, then the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification, including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period resulting from, arising out of, relating to, in the nature of, or caused by the breach, without giving any effect to any of the limitations set forth in Section 7(b)(i) above. Further, in the event any of the Sellers breaches any of his or her representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification, including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period resulting from, arising out of, relating to, in the nature of, or caused by the breach, without giving any effect to any of the limitations set forth in Section 7(b)(i) above.

               (c)  Matters Involving Third Parties.
                    --------------------------------

                    (i)  If any third party shall notify Buyer (the "Indemnified
                                                                     -----------
         Party") with respect to any matter (a "Third Party Claim") which may
         -----                                  -----------------
         give rise to a claim for indemnification against any of the Sellers (each, an "Indemnifying Party") under this Section 7, then the
                    ------------------
         Indemnified Party shall promptly notify the Stockholders Representative, as defined below, in writing; provided, however, that
                                                       --------  -------
         no delay on the part of the Indemnified Party in notifying the Stockholder Representative shall relieve an Indemnifying Party from any obligation hereunder unless and then solely to the extent the Indemnifying Party thereby is prejudiced.

                    (ii) The Stockholder Representative will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Stockholder Representative notifies the Indemnified Party in writing within ten (10) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Parties will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the estimated amount of the Third Party Claim, together with all other Third Party Claims made against the Indemnified Party, whether or not such claims have been settled, is less that the Indemnity Maximum, (C) the Stockholder Representative provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Stockholder Representative will have the financial resources to defend against the Third Party Claim and fulfill the indemnification obligations hereunder, (D) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (E) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (F) the Stockholder Representative conducts the defense of the Third Party Claim actively and diligently.

                    (iii) So long as the Stockholder Representative is conducting the defense of the Third Party Claim in accordance with
         Section 7(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Stockholder Representative, not to be withheld unreasonably, and (C) the Stockholder Representative will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably.

                    (iv)  In the event any of the conditions in Section
         7(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party or the Stockholder Representative in connection therewith and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

               (e)  Determination of Adverse Consequences. The Parties shall
                    --------------------------------------
make appropriate adjustments for insurance coverage in determining Adverse Consequences for purposes of this Section 7. All indemnification payments under this Section 7 shall be deemed adjustments to the Purchase Price.

               (f)  Exclusive Remedy. Except with respect to the indemnification
                    -----------------
obligations set forth in Section 7(b)(ii) hereof, notwithstanding anything in this Agreement to the contrary, the sole and exclusive remedy of Buyer with respect to indemnification under this Section 7 shall be to exercise its rights to recover, under and pursuant to the Escrow Agreement, the Escrow Shares. Each of the Sellers hereby agrees that he or she will not make any claim for indemnification against the Target by reason of the fact that he or she was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity, whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise, with respect to any action, suit, proceeding, complaint, claim or demand brought by the Buyer against such Seller, whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law or otherwise.

         8.    Piggyback Registration Rights. Whenever Buyer proposes to file
               ------------------------------
a Registration Statement, prior to the declaration of effectiveness of such Registration Statement it shall give written notice of the filing or the intended filing to all Sellers and, upon the written request of a Seller given within twenty (20) days after Buyer provides such notice, Buyer shall use its best efforts to cause all Buyer Stock received by such Seller hereunder that such Seller shall have requested to register to be included in the Registration Statement; provided, however, that Buyer shall have the right to postpone or
           --------  -------
withdraw any proposed registration pursuant to this Section 8 without obligation to any Seller. The terms and conditions of these "piggyback" registration rights shall in all respects be identical to and subject to those incidental registration rights set forth in Section 5.2 of the Investor Rights Agreement dated September 28, 1999 by and among Buyer and the investors set forth therein and to the other obligations, rights and benefits described in Section 5.5,
Section 5.6 and Section 5.9 as if the terms "Seller" and "Buyer Stock" as used herein were substituted for the terms "Holder" and "Registrable Common" as used therein; provided, however, that in the event of any underwriter cutback
         --------  -------
pursuant to Section 5.2.3, those shares of Buyer Stock held by Sellers shall be cut back prior to any cut back of shares of Buyer Stock held by the parties to such Investor Rights Agreement; provided, further, that the rights granted hereunder shall not apply to the initial public offering of Buyer. The above rights are conditioned on Buyer obtaining any consents, if any, required under the Investor Rights Agreement and Buyer shall use reasonable efforts to obtain such consents in a timely manner.

          9.   Termination of Agreement. The Buyer and the Requisite Sellers
               -------------------------
may terminate or amend this Agreement by mutual written consent at any time prior to the Closing. If Buyer and the Requisite Seller terminate this Agreement in accordance with the foregoing, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party except for any Liability of any Party then in breach.

         10.   Miscellaneous.
               --------------

               (a)  Nature of Certain Obligations.
                    -----------------------------
                    (i) The covenants of each of the Sellers in Section 2(a) above concerning the sale of his or her Target Shares to the Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in
         Section 7 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                    (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in
         Section 7 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

          (b) Press Releases and Public Announcements. No Party shall issue any
              ----------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that any Party may make any public disclosure it
         --------  -------
believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities, in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure.

          (c) No Third-Party Beneficiaries. This Agreement shall not confer any
              -----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (d) Entire Agreement. This Agreement, including the documents referred
              -----------------
to herein, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (e) Succession and Assignment. This Agreement shall be binding upon
              --------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that
                                                         --------  -------
the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder.

          (f) Counterparts. This Agreement may be executed in one or more
              -------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g) Headings. The section headings contained in this Agreement are
              ---------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) Notices. Any and all notices required or permitted to be given to
              -------
a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one business day after deposit with an express overnight courier for United States deliveries or two business days after such deposit for deliveries outside of the United States; or (iii) three business days after deposit in the United States mail, by registered or certified mail, return receipt requested, for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the Party to be notified at the address set forth below, or at such other address as such other Party may designate by ten (10) days advance written notice to the other Parties hereto.

     If To The Sellers:                         Copy To:

     Mr. Mike Kapul                             Robert Cochran, Esq.
     Stockholder Representative                 Law Offices of Robert D. Cochran
     11622 Bridge Park Court                    2105 Woodside Road
     Cupertino, California 95014                Woodside, California 94062


     If To The Buyer:                           Copy To:

     Lexar Media, Inc.                          Fenwick & West LLP
     47421 Bayside Parkway                      Two Palo Alto Square
     Fremont, California 94538                  Palo Alto, CA 94306
     Attention: Carlton Osborne, Esq.           Attention: Dennis DeBroeck, Esq.


     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other, including messenger service, telecopy, telex, ordinary mail, or electronic mail, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (i)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule, whether of the State of California or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of California.

          (j)  Amendments and Waivers. No amendment of any provision of this
               -----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k)  Severability. Any term or provision of this Agreement that is
               -------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l)  Expenses. Each of the Parties and the Target will bear his or its
               ---------
own costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Target has not borne and will not bear any of the Sellers' costs and expenses, including any of their legal fees and expenses, in connection with this Agreement or any of the transactions contemplated hereby.

          (m)  Construction. The Parties have participated jointly in the
               -------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (n)  Incorporation of Exhibits, Annexes, and Schedules. The
               ---------------------------------------------------
Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (o)  Specific Performance. Each of the Parties acknowledges and
               ---------------------
agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to the provisions set forth in Section 10(p) below, in addition to any other remedy to which they may be entitled, at law or in equity.

          (p)  Submission to Jurisdiction. Each of the Parties submits to the
               ---------------------------
jurisdiction of any state or federal court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above. Nothing in this Section 10(p), however, shall affect the right of any

Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                                     *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



Buyer                                  LEXAR MEDIA, INC.



                                       ----------------------------
                                       By:
                                       Title:



Sellers                                ____________________________
                                       Name: Mark Shapiro

                                       ----------------------------
                                       Name: Mike Kapul

                                       ----------------------------
                                       Name: JoAnne Hu

                                       ----------------------------
                                       Name: Andre Shakhnovich

                                       ----------------------------
                                       Name: Yuri Agroskin

                                       ----------------------------
                                       Name: Robert D. Cochran

                                       ----------------------------
                                       Name: Igor Khurgin

                                       ----------------------------
                                       Name: Elina Khurgin

                                       ----------------------------
                                       Name: Dan Agroskin

                                       ----------------------------
                                       Name: Moti Klots

                                            ----------------------------
                                            Name: Sopha Agroskin

                                            ----------------------------
                                            Name: Paul Breytman

                                            ----------------------------
                                            Name: Irene Breytman